                                             EX 10.79.8

THE LIMITED LIABILITY COMPANY INTERESTS CREATED BY THIS
AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933; AS AMENDED, OR UNDER THE STATE BLUE SKY
STATUTES IN THE VARIOUS STATES WHERE THE INTEREST(S)
MAY BE OFFERED, AND MAY NOT BE SOLD, TRANSFERRED,
PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT UNDER SAME ACT OR THE APPLICABLE
STATE BLUE SKY STATUTES OR SATISFACTORY ASSURANCE TO
THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. IN
ADDITION THE SALE OR TRANSFER OF ANY INTEREST(S) IN THE
COMPANY MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS
OF THIS AGREEMENT. IN VIEW OF THESE RESTRICTIONS, THE
PURCHASER OF ANY INTEREST(S) IN THE COMPANY MUST BE
PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT
FOR AN INDEFINITE PERIOD OF TIME.


             OPERATING AGREEMENT OF AURORA BAY I,
             L.L.C.

                    January 6,1998


      This Operating Agreement (the "Agreement") is made and entered into as of the 6th day of January, 1998, by AURORA BAY INVESTMENTS, L.L.C., a Washington limited liability company, and ERWIN INVESTORS. I, LLC., a Washington limited liability company, as We initial members ("Members"). The Members agree to operate the Company (hereinafter defined) as a limited liability company under the laws of the state of Washington, as follows:

      The parties hereto agree as follows:

      1. Definitions. The following terms used in the Agreement shall have the meanings specified below:

           1.1 "Act" means the Washington limited
      Liability Company Act, as amended from time to time.

           1.2 "Additional Member" means a Member who has been admitted to all rights of membership pursuant to Section 14.5 below.

           1.3 "Adjusted Contribution Amount" with
      respect to each Member means the Capital
      Contributions pursuant to Sections 7.1 and 7.4 below.

           1.4 "Affiliate" means, with respect to the second person (as defined in this paragraph) (i) any person (the "first person") who directly or indirectly controls a second person, or owns or controls 10% or more of the outstanding securities of the second person; (ii) any officer, director, partner, or member of the immediate family of the second person; and (iii) if the second person is an officer, director, or partner, any company for which the second person acts in that capacity. Control includes the terms
      "controlled by"-and "under common control with" and means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          1.5 "Agreement" means this Operating Agreement of the Au
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     L.L.C., as it may be amended from time to time.

          1.6 "Assignee" means a person who has
     acquired a Member's interest in whole

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     or part and has not become a Substitute Member.

          1.7 "Capital Account" means the account
     maintained for each Member in accordance with
     Section 7S. In the case of a transfer of an interest, the transferee shall succeed to the Capital Account of the transferor or, in the case of a partial transfer, a proportionate share thereof.

          1.8 "Capital Contribution" means the total amount of money and the fair market value of a11 property contributed to the Company by each Member pursuant to the terms of the Agreement. Capital
     Contribution shall also include any amounts paid directly by a Member to any creditor of the Company in respect of any guarantee or similar obligation undertaken by such Member in connection with the Company's operations. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the interest of such Member.

          1.9 "Cash Available for Distribution" means all cash receipts of the Company, excluding cash available upon liquidation of the Company, in excess of amounts reasonably required for payment of operating expenses, repayment of current liabilities, repayment of such amounts of Company indebtedness as the Managers shall determine necessary or advisable, and the establishment of and additions to such cash reserves as the Managers shall deem necessary or advisable, including, but not limited to, reserves for capital expenditures, replacements, contingent or unforeseen liabilities, or other obligations of the Company.

          1.10 "Code" means the United States Internal
     Revenue Code of 1986, as amended. References to specific Code Sections or Treasury Regulations shall be deemed to refer to such Code Sections or Treasury Regulations as they may be amended from time to time or to any successor Code Sections or Treasury Regulations if the Code Section or
     Treasury Regulation referred to is repealed.

          1.11 "Company" means the Aurora Bay 1, L.L.C.
     governed by the Agreement.

          1.12 "Company Property" means all the real and personal property owned by the Company.

          1.13 "Credit Agreement" means that certain
     Credit Agreement dated as of January 7,1998, by and between the Company and Emeritus Corporation.

          1.14 "Deemed Capital Account" means a
     Member's Capital Account as calculated from time to time, adjusted by (i) adding thereto the sum of
     (A) the amount of such Member's Mandatory
     Obligation, if any, and (B) each Member's share of Minimum Gain (determined after any decreases therein for such year) and (ii) subtracting therefrom (A) allocations of losses and deductions which are reasonably expected to be made as of the end of the taxable year to the Members pursuant to Code Section 704(e)(2), Code Section 706(d) and
     Treasury Regulation Section 1.751-1(b)(2)(ii), and
     (B) distributions which at the end of the taxable year are reasonably expected to be made to the Member to the extent that said distributions exceed offsetting increases to the Member's
     Capital Account (including allocations of the Qualified Income Offset pursuant to Section 8.5 but excluding allocations of Minimum Gain
     Chargeback pursuant to Section 8.4) that are reasonably expected to occur during (or prior to) the taxable years in which such distributions are reasonably expected to be made.

          1.15 "Emeritus" means Emeritus Corporation, a
          Washington corporation.

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          1.16 "Emeritus Corporation Loan" means a loan
     from Emeritus Corporation to the Company, to be made to the Company pursuant to the Credit
     Agreement, in an amount up to $5,000,000.00, with an option in favor of Emeritus Corporation to convert the loan to a Company Interest with a Percentage Interest of forty-eight percent (48%).

          1.17 "Interest" or "Company Interest" means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in the Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of the Agreement and the Act.

          1.18 "Mandatory Obligation" means the sum of
     (i) the amount of a Member's re contribution obligation (including the amount of any Capital
     Account deficit such Member is obligated to restore upon liquidation) provided that such contribution must be made in all events within ninety (90) days of liquidation of the Member's interest as determined under Treasury Regulation
     Section 1.704-1(b)(2)(ii)(g) and (ii) the additional amount, if any, such Member would be obligated to contribute as of year end to retire recourse indebtedness of the Company if the Company were to liquidate as of such date and dispose of all of its assets at book value.

          1.19 "Manager(s)" means those Member(s) and other persons who are appointed in accordance with this Agreement to exercise the authority of Manager under this Agreement and the Act. If at any time a Member who is a Manager ceases to be a Member for any reason, that Member shall simultaneously cease to be a Manager. At all times there shall be at least one Manager who is a Member. The Managers of the Company as of the date of this Agreement are Craig W. Spaulding and Jerry
     Erwin. .

          120 "Member(s)" means those persons and/or entities that execute a counterpart of this Agreement and those persons and/or entities that are hereafter admitted as members under Section
     14.4 below.

          121 "Minimum Gain" means the amount
     determined by computing, with respect to each nonrecourse liability of the Company, the amount of gain, if any, that would be realized by the Company if it disposed of the Company Property subject to such nonrecourse liability in full satisfaction thereof in a taxable transaction and then by aggregating the amounts so determined.
     Such gain shall be determined in accordance with Treasury Regulation Section 1.704-2(d). Each
     Member's share of Minimum Gain at the end of a taxable year of the Company shall be determined in accordance with Treasury Regulation Section 1.704-
     2(g)(1).

          1.22 "Net Income" or "Net Loss" means taxable income or loss (including items requiring separate computation under Section 702 of the Code) of the Company as determined using the method of accounting chosen by the Managers and used by the Company for federal income tax purposes, adjusted in accordance with Treasury Regulation Section
     1.704-1(b)(2)(iv)(g), for any property with differing tax and book values, to take into account depreciation, depletion, amortization, and gain or loss as computed for book purposes.

          1.23 "Partnership" means Lubbock Group, Ltd., a Texas limited partnership, for which the Company will serve as its sole general partner.

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          1.24 "Percentage Interest" means the percent
     interest of each Member as set forth on Appendix
     A.

          1.25 "Project" means the senior housing
     facility owned and developed by the Company.

          1.26 "Project Loan" means the loan to be made by Aurora
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     L.L.C. to the Partnership from proceeds of the
     Emeritus Corporation Loan, as contemplated by the Credit Agreement, and from its available cash, which loan is to be evidenced by the terms of the "Project Promissory Note", a copy of which is attached hereto as Exhibit "A".

          1.27 "Senior Debt" means the construction and short-term permanent financing arranged by the Company to construct and develop a Project as described in Section 7.7 hereof including Take-out
     Commitments.

           1.28 "Subsidiary Loan" means a loan made by Aurora Bay Investments, I, L.L.C. to the
      Partnership from proceeds of loans made to Aurora
      Bay Investments, LLC. by its Managers.

           129 "Substitute Member" means an Assignee who has been admitted to all of the rights of membership pursuant to Section 14.4 below.

     2. Formation. The Members hereby agree to operate the Company under the terms and conditions set forth herein. Except as otherwise provided herein, the rights and liabilities of the Members shall be governed by the Act.

          2.1 Defects as to Formalities. A failure to observe any formalities or requirements of this Agreement, the certificate of formation for the Company, or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

          2.2 No Partnership Intended for Nontax
     Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under either the Washington
     Uniform Partnership Act or the Washington Uniform
     I Limited Partnership Act or a corporation under the Washington Business Corporation Act. The
     Members do not intend to be partners one to another or partners as to any third party. The
     Members hereto agree and acknowledge that the Company is to be treated as a partnership for federal income tax purposes.

          2.3 Rights of Creditors and Third Parties.
     This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, their successors, and assigns. The Agreement is expressly not intended for the benefit of a creditor of the Company or any other person. Except, and only to the extent provided by applicable statute, no such creditor or third party shall have all rights under the Agreement or any agreement between the Company and any Member with respect to any Contribution or otherwise.

          2.4 Title to Property. All Company Properly shall be owned by the Company as an entity, and no Member shall have any ownership interest in such Company Properly in the Member's individual name or right. Each Member's interest in the Company shall be

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     personal property for all purposes. Except as
     otherwise provided in this Agreement, the Company shall hold all Company Property in the name of the Company and not in the name or names of any Member or Members.

          2.5 Payments of Individual Obligations. The
     Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of any individual obligation of any Member unless otherwise provided for herein.

      3. Name. The name of the Company shall be AURORA
BAY I, L.L.C. The Managers may from time to time change the name of the Company or adopt such trade or fictitious names as they may determine to be appropriate.

     4. Office; Agent for Service of Process. The principal office of the Company shall be at 520 Pike
Street, Seattle, Washington 98101. The Company may maintain such other offices at such other places as the Managers may determine to be appropriate. The agent for service of process for the Company shall be CT
Corporation System at the above address.

     5. Purposes. The primary purpose and general character of the business of the Company is to serve as the general partner of Lubbock Group, Ltd., a Texas limited partnership, specially formed to acquire, develop, construct, operate, hold, and invest in certain real property located in Lubbock, Texas, and to engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Washington, incident, necessary, advisable, or desirable to carry out the purpose of the Company.

     6. Term. The term of the Company commenced upon the filing of the Articles of Organization for the Company in the office of the Washington Secretary of State and shall continue until January l, 2027, unless sooner dissolved, wound up, and terminated in accordance with the provisions of this Agreement and the Act.

     7.  Percentage Interest and Capital Contributions.

          7.1 Initial Capital Contributions; Percentage
     Interests . The Members made initial Capital
     Contributions to the Company in the amounts set forth on Appendix A for the Percentage Interests in the Company as shown on Appendix A.

          7.2 No Interest on Capital. No Member shall be entitled to receive interest on such Member's
     Capital Contributions or such Member's Capital
     Account.

          7.3 No Withdrawal of Capital. Except as
     otherwise provided in this Agreement, no Member
     shall have the right to withdraw or demand a
     return of any or all of such Member's Capital
     Contribution. It is the intent of the Members that
     no distribution (or any part of any distribution)
     made to any Member pursuant to Section 10 hereof
     shall be deemed a return or withdrawal of Capital
     Contributions, even if such distribution
     represents (in full or in part) a distribution of
     revenue offset by depreciation or any other
     noncash item accounted for as an expense, loss, or
     deduction from, or offset to, the Company's income
     and that no Member shall be obligated to pay any
     such amount to or for the account of the Company
     or any creditor of the Company. However, if any
     court of competent jurisdiction holds that,
     notwithstanding the provisions of this Agreement,
     any Member is obligated to make any such payment,
     such obligation shall be the obligation of such
     Member and not of any other Member, including
     Managers.
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          7.4 Additional Capital. Except as otherwise
     provided for herein or mutually agreed upon by the Members, no Member shall be obligated to make an additional capital contribution to the Company.

          7.5 Capital Accounts. The Company shall
     establish and maintain a Capital Account for each Member in accordance with Treasury Regulations issued under Section 704. The initial Capital
     Account balance for each Member shall be the amount of initial Capital Contributions made by each Member under Section 7.1 above. The Capital
     Account of each Member shall be increased to reflect (i) such Member's cash contributions, (ii) the fair market value of property contributed by such Member (net of liabilities securing such contributed property that the Company is considered to assume or take subject to Code
     Section 752), (iii) such Member's share of Net
     Income (including all gain as calculated pursuant to Section 1001 of the Code) of the Company and
     (iv) such Member's share of income and gain exempt from tax. The Capital Account of each Member shall be reduced to reflect (a) the amount of money and the fair market value of property distributed to such Member (net of liabilities securing such distributed property that the Member is considered to assume or take subject to under Section 752),
     (b) such Member's share of noncapitalized expenditures not deductible by the Company in computing its taxable income as determined under Code Section 705(a)(2)(B), (c) such Member's share of Net Loss of the Company and (d) such Member's share of amounts paid or incurred to organize the Company or to promote the sale of Company
     Interests to the extent that an election under Code Section 709(b) has not properly been made for such amounts. The Managers shall determine the fair market value of all property which is distributed in kind, and the Capital Accounts of the Members shall be adjusted as though the property had been sold for its fair market value and the gain or loss attributable to such sale allocated among the Members in accordance with
     Section 8, as applicable. In the event of a contribution of property with a fair market value which is not equal to its adjusted basis (as determined for federal income tax purposes), a revaluation of the Members' Capital Amounts upon the admission of new members to the Company, or in other appropriate situations as permitted by Treasury Regulations issued under Code Section
     704, the Company shall separately maintain "tax"
     Capital Accounts solely for purposes of taking into account the variation between the adjusted tax basis and book value of Company Property in tax allocations to the Members consistent with the principles of Code Section 704(c) in accordance with the rules prescribed in Treasury Regulations promulgated under Code Section 704.

          7.6 Default. In the event any Member shall fail to contribute any cash or property when due hereunder, such Member shall remain liable therefor to the Company, which may institute proceedings in any court of competent jurisdiction in connection with which such Member shall pay the costs of such collection, including reasonable attorneys' fees. Any compromise or settlement with a Member failing to contribute cash or properly due hereunder may be approved by a majority by Percentage Interest of the other Members.

          7.7 Financing. The Company shall manage
     Senior Debt financing for the development and lease-up of its Project in accordance with its development budget.

     8. Allocations.

          8.1 Allocation of Net Income and Net Loss.
     Except as otherwise provided in this Section 8, Net Income and Net Loss for each fiscal year shall be allocated to the Members in proportion to each Member's Percentage Interest.

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          8.2 Special Allocation. Notwithstanding
     Section 8.1, depreciation, depletion,
     amortization, and gain or loss for tax purposes with respect to contributed property or with respect to property which has been revalued under Code Section 7.5(b) shall be allocated consistent with the principal of Section 704(c) and the regulations thereunder and Treasury Regulation
     Section 1.704-1(b)(4)(i).

          8.3 Limitation on Net Loss Allocations.
     Notwithstanding anything contained in this Section
     8, no Member shall be allocated Net Loss to the extent such allocation would cause a negative balance in such Member's Deemed Capital Account as of the end of the taxable year to which such allocation relates.

          8.4 Minimum Gain Chargeback If there is a net decrease in Minimum Gain during a taxable year of the Company, then notwithstanding any other provision of this Section 8 or Section 16.3, each Member must be allocated items of income and gain for such year and succeeding taxable years to the extent necessary (the
     "Minimum Gain Chargeback"), in proportion to, and to the extent of an amount required under Treasury Regulation Section 1.704-
     2(f).

          85 Qualified Income Offset. If at the end of any taxable year and after operation of Section
     8.4, any Member shall have a negative balance in such Members Deemed Capital Account, then notwithstanding anything contained in this Section
     8, there shall be reallocated to each Member with a negative balance in such Member's Deemed Capital
     Account (determined after the allocation of income, gain, or loss under this Section 8 for such year), each item of Company gross income
     (unreduced by any deductions) and gain in proportion to such negative balances until the Deemed Capital Account for each such Member is increased to zero.

          8.6 Curative Allocations. The allocations set forth in Sections 83, 8.4, and 8S (the "Regulatory
     Allocations") are intended to comply with certain requirements of the Treasury Regulations issued pursuant to Code Section 704(b). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section
     8.6. Therefore, notwithstanding any other provision of this Section 8 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory
     Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections
     8.1 and 8.2. .

           8.7 Modification of Company Allocations. It is the intent of the Members that each Member's distributive share of income, gain, loss, deduction, or credit (or items thereof) shall be determined and allocated in accordance with this
      Section 8 to the fullest extent permitted by
      Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Section 8, the Managers shall be, and hereby are, authorized and directed to allocate income gain, loss, deduction, or credit (or items thereof) arising in any year differently from the manner otherwise provided for in this Section 8 if, and to the extent that, allocation of income, gain, loss, deduction, or credit (or items thereof) arising in any year different from the manner otherwise provided for in this Section 8 if, and to the extent that, allocation of income, gain, loss, deduction, or credit (or items thereof) in the manner provided for in this

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      Section 8 would cause the determination and
      allocation of each Member's distributive share of income, gain, loss, deduction, or credit (or items thereof) not to be permitted by Section
      704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 8.7 shall be made only after the Managers have secured an opinion of counsel that such modification is the minimum modification required to comply with Code Section
      704(b) and shall be deemed to be a complete substitute for any allocation otherwise provided for in this Section 8, and no amendment of this Agreement or approval of any Member shall be required. The Members shall be given notice of the modification within thirty (30) days of the effective date thereof such notice to include the text of the modification and a statement of the circumstances requiring the modification to be made.

           8.8 Deficit Capital Accounts at Liquidation.
      It is understood and agreed that one purpose of the provisions of this Section 8 is to insure that none of the Members has a deficit Capital
      Account balance after liquidation and to insure that all allocations under this Section 8 will be respected by the Internal Revenue Service. The
      Members and the Company neither intend nor expect that any Member will have a deficit Capital
      Account balance after liquidation; and,
      notwithstanding any thing to the contrary in this Agreement, the provisions of this Agreement shall be construed and interpreted to give effect to such intention. However, if following a liquidation of a Member's interest as determined under Treasury Regulation Section 1.704-
      1(b)92)(ii)(g), a Member has a deficit balance in such Member's Capital Account after the allocation of Net Income pursuant to this Section
      8 and Section 16.3 and all other adjustments have been made to such Member's Capital Account for Company operations and liquidation, no Member shall have any obligation to restore such deficit balance.

     9. Company Expenses. In addition to the costs to be reimbursed to the Managers pursuant to the provisions of Section 11.8 hereof but subject to the limitations set forth therein, the Company shall pay, and the Managers shall be reimbursed for, all costs and expenses of the Company, which may include, but are not limited to:

               (a) All organizational expenses incurred in the formation of the Company and the selling of interests in the Company;

               (b) All costs of personnel employed by
               the Company;

               (c) All costs reasonably related to the
          conduct of the Company's day-to-day business affairs, including, but without limitation, the cost of supplies, utilities, taxes, licenses, fees, and services contracted from third parties;

               (d) All costs of borrowed money, taxes,
          and assessments on Company Property and other taxes applicable to the Company;

               (e) Legal, audit, accounting, brokerage, and other fees;

               (f) Printing and other expenses and
          taxes incurred in connection with the
          issuance, distribution, transfer,
          registration, and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company;

               (g) Fees and expenses paid to
          contractors, mortgage bankers, brokers

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          and services, leasing agents, consultants,
          onsite managers, real estate brokers,
          insurance brokers, and other agents,
          including affiliates of the Managers;

               (h) Expenses in connection with the
          acquisition, preparation, design, planning, construction, development, disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, financing, and refinancing and operation of Company Property
          (including the costs and expenses of legal and accounting fees, insurance premiums, real estate brokerage, leasing commissions, and maintenance of such property);

               (i) The cost of insurance obtained in
          connection with the business of the Company;

               (j) Expenses of revising, amending,
          converting, modifying, or terminating the
          Company;

                (k) Expenses in connection with
          distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Members;

               (1) Expenses in connection with
          preparing and making reports required to be furnished to Members for investment, tax reporting, or other purposes that the Managers deem appropriate;

               (m) Costs incurred in connection with
          any litigation, including any examinations or audits by regulatory agencies; and

               (n) Costs of preparation and
          dissemination of informational material and documentation relating to potential sale, refinancing, or other disposition of Company properties.

        10. Distributions of Cash Available for
   Distribution. At such times and in such amounts as the Managers in their discretion determine appropriate, and subject to a11 restrictions concerning distribution contained in any agreement with a third party, Cash Available for Distribution shall be distributed in the following order of priority:

                  (a) First, among the Members in
             proportion to their Adjusted Contribution
             Amounts until such balances are reduced to zero; and

                  (b) Thereafter, among the Members in
             proportion to their Percentage Interests.

             As long as there are any amounts due and owing to Emeritus under the Emeritus Corporation Loan, or Emeritus is a member of Aurora Bay Investments, L.L.C., the Managers shall cause the Company to make quarterly distributions of Cash Available for Distribution, no later than 45 days after the end of each calendar quarter. In computing Cash Available for Distribution, the Managers may set aside reasonable amounts as reserves for capital expenditures, replacements, contingent or unforeseen liability, or other obligations of the Company, but the amounts of such reserves shall be reassessed at the end of each quarter to determine whether such balances are adequate in amount, should be increased or decreased, and if decreased the excess reserves will be available for distribution to the Members. Moreover, Cash

Available for Distribution may not be used by the Company to make investments in new Projects without the prior consent of Emeritus. It is the intent of the Parties to make periodic distributions of Cash
Available for Distribution if and when such excess cash is available and not to hold such funds to build up reserves beyond reasonable amounts or to make investments in new Projects.

        11.      Powers, Rights, and Obligations of
        Managers.

             11.1 General Authority and Powers of
        Managers. Except as provided in Section 11.7 and elsewhere in the Agreement, the Managers shall have the exclusive right and power to manage, operate, and control the Company and to do all things and make all decisions necessary or appropriate to carry on the business and affairs of the Company. All decisions required to be made by the Managers shall require the approval of all Managers, except as the Managers shall otherwise agree. In the event the Managers shall be unable to agree upon any matter described in this Section 11.1, then the Managers shall provide written notice of the proposed action to all Members, and the decision of Members holding a majority of the Percentage Interests in the Company shall be binding upon the Managers. The authority of the Managers shall include, but shall not be limited to, the following:

               (a) To spend the capital and revenues of the Company;

               (b) To manage, sell, develop, improve,
          operate, and dispose of any Company
          properties and assets, including to act on behalf of the Company with respect to any partnership or joint venture in which the Company participates;

               (c) To employ persons, firms, and/or
          corporations for the operation and management of the Company's business and for the operation and development of the properties and assets of the Company, including, but not limited to, sales agents, management agents, architects, engineers, contractors, attorneys, and accountants;

               (d) To acquire, lease, and sell personal and/or real property, hire and fire employees, and to do all other acts necessary, appropriate, or helpful for the operation of the Company business;

               (e) To execute, acknowledge, and deliver any and all instruments to effectuate any of the foregoing powers and any other powers granted the Managers under the laws of the state of Washington or other provisions of this Agreement;

               (f) To enter into and to execute
          agreements for employment or services, as well as any other agreements and all other instruments the Managers deem necessary or appropriate to operate the Company's business and to operate and dispose of Company properties and assets or to effectively and properly perform its duties or exercise its powers hereunder;

               (g) To borrow money on a secured or
          unsecured basis from individuals, banks, and other lending institutions to finance its Subsidiaries in the construction of a Project or refinance Company assets, to meet other
          Company obligations, provide Company working capital and for any other Company purpose, and to execute promissory notes, mortgages, deeds of trust, and assignments of Company's property and assets, and such other security instruments as a lender of funds may require, to secure repayment of such borrowings; provided, that no individual, entity, bank, or other lending institution to which the Managers apply for a loan shall be required to inquire as to the purpose for which such loan is sought, and as between the Company and such individual, entity, bank, or other lending institution, it shall be conclusively presumed that the proceeds of such loan are to be, and will be, used for purposes authorized under the terms of this Agreement;

               (h) To enter into such agreements and
          contracts and to give such receipts,
          releases, and discharges, with respect to the business of the Company, as the Managers deem advisable or appropriate;

               (i) To purchase, at the expense of the
          Company, such liability and other insurance as the Managers, in their sole discretion, deem advisable to protect the Company's assets and business; however, the Managers - shall not be liable to the Company or the other Members for failure to purchase any insurance; and

               (j) To sue and be sued, complain,
          defend, settle, and/or compromise with
          respect to any claim in favor of or against the Company, in the name and on behalf of the Company.

               (k) To lend money to the Company to pay
          Company operating costs, including, without limitation, all start-up costs, upon such terms and conditions as the Managers shall reasonably determine.

          11.2 Time Devoted to company; Other Ventures.
          The Managers shall
     devote so much of their time to the business of the Company as in their judgment the conduct of the Company's business reasonably requires. The
     Managers may engage in business ventures and activities of any nature and description independently or with others, whether or not in competition with the business of the Company, and shall have no obligation to disclose business opportunities available to it, and neither the Company nor any of the other Members shall have any rights in and to such independent ventures and activities or the income or profits derived therefrom by reason of its acquisition of interests in the Company. This Section 11.2 is intended to modify any provisions or obligations of the Act to the contrary, and each Manager and the Company hereby waives and releases any claims they may have under the Act with respect to any such activities or ventures of the Managers or other Members.

          11.3 Liability of Managers to Members and to the Company. In carrying out its duties and exercising the powers hereunder, the Managers shall exercise reasonable skill, care, and business judgment. The Managers shall not be liable to the Company or other Members for any act or omission performed or omitted by it in good faith pursuant to the authority granted to it by this Agreement as a Manager or Tax Matters Partner
     (as defined in the Code) unless such act or omission constitutes negligence or willful misconduct by such Manager.

          11.4 Indemnification. The Company shall
     indemnify and hold harmless the Managers from any loss or damage, including attorneys' fees actually and reasonably incurred by it, by reason of any act or omission performed or omitted by it on behalf of the Company or in furtherance of the Company's interests or as Tax Matters Partner;

     however, such indemnification or agreement to hold harmless shall be recoverable only out of the assets of the Company and not from the Members.

          11.5 Fiduciary Responsibility. The Managers shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and all such funds and assets shall be used in accordance with the terms of this Agreement.

          11.6 Contract with the Manager.

               (a) Without limitation upon the other
          powers set forth herein, the Managers are expressly authorized for, in the name and on behalf of the Company to:

                    (i) Cause the Company Members for
               expenses incurred accordance with
               Section 11.8; to reimburse the Managers
               and on behalf of the Company in


                    (ii) Permit the Partnership to
               borrow monies from the Managers in
               connection with the development,
               construction, and operations of the
               Projects as contemplated and permitted
               by the Credit Agreement;

                    (iii) Permit the Partnership to
               engage South Bay Partners, Inc., an
               Affiliate of Craig W. Spaulding, to
               provide certain development services to
               the Partnership to develop the Project
               pursuant to the terms and conditions of
               a Development Services Agreement, the
               form and substance of which is set forth in Exhibit "B" attached hereto;

                    (iv) Permit the Partnership to
               engage Jerry Erwin Associates, Inc., an
               Affiliate of Jerry Erwin, to manage the
               Project pursuant to the terms and
               conditions or a Property Management
               Agreement, the form and substance of
               which is set forth in Exhibit "C"
               attached hereto.

               (b) The Company may not enter into, nor
          may the Managers permit the Partnership to enter into, any other agreement, contract, or arrangement with a Manager, Member, or aa
          Affiliate thereof or provide for an amendment for any of the pre-authorized transactions, pursuant to which such person may profit or benefit, unless and until each of the following conditions is satisfied:

                      (i) Such agreement, contract, or
                 arrangement or amendment is embodied
                 in a written contract that described
                 the goods to be provided, the services
                 to be rendered or the property to be
                 sold, transferred, assigned, or
                 conveyed, and all compensation,
                 payments, remuneration, or other
                 consideration to be paid;

                      (ii) Such agreement, contract, or
                 arrangement is promptly disclosed and
                 its terms summarized in the reports to
                 the Members and to Emeritus;

                      (iii) Such agreement, contract,
                 or arrangement is approved
                 or ratified by a majority vote of the
                 Member (excluding for this purpose the
                 Interests held by the interested
                 Member) and by Emeritus; and

                      (iv) Once approved, such
                 agreement, contract, or arrangement
                 may not be amended, modified, or
                 supplemented without the prior
                 approval of a majority of the Members
                 (excluding for this purpose the
                 Interests held by the interested
                 Member) and by Emeritus.

               (c) The foregoing provisions are
          specifically included herein for the benefit of the Company and all the Members to enable the Company to operate efficiently and expeditiously, consistent with the standard set forth, and the Members hereby waive and release any claims they may have under the Act for any contracts of agreements entered into by the Managers which are consistent with the provisions of this Section 11.6.

             11.7 Restrictions on Authority of Managers

                  The Company will not take any of the
             acts enumerated below or cause or permit the Partnership to take similar acts, unless proposed by the Managers and approved by Emeritus or unless requested by Emeritus and approved by Emeritus and Members holding a majority of the outstanding Interests, with or without the concurrence of the Managers:

                       (i) The sale, exchange, or other
                  disposition of entity assets having a
                  fair market value of $50,000.00 or
                  more;

                       (ii) The sale, exchange, or
                  other disposition of any real estate
                  assets;

                       (iii) The incurrence of any
                  indebtedness by the entity, whether
                  secured or unsecured, recourse or
                  nonrecourse, in an amount of
                  $100,000.00 or more (standing
                  authorization may be given for
                  certain accounts receivable financing
                  or a permanent line of credit for the
                  benefit of the entity);(iv) Any
                  decision to expand or broaden the
                  scope of the entity's business beyond
                  that specifically authorized in the
                  entity's organizational documents;

                    (v) Any expenditures for capital
               improvements or assets in excess of
               $50,000.00;

                    (vi) The approval of an annual
               budget for the entity, with the Managers being authorized to expend funds consistent with the annual budget as long as such expenditures do not exceed
               5% of the budgeted amounts;

                    (vii) Decisions regarding any
               claims made by or against the entity,
               including, but not limited to, decisions regarding the prosecution, settlement, or other disposition of such claims;

                    (viii) The response to any
               governmental investigation, inquiry,
               action, or the like affecting the
               business and affairs of the entity;

                    (ix) Entering into a joint venture,
               partnership, limited partnership, or
               other business arrangement with any
               third party to conduct the entity's
               business;

                    (x) The admission of any new Member
               to the entity (except to the extent that such admission is expressly authorized under this Agreement);

                    (xi) Any encumbrance, mortgage,
               pledge, or granting of a security
               interest or lien in any real or personal property owned or to be owned by the entity, except to the extent such security interest or lien is granted to secure entity financing permitted by the terms of the Credit Agreement;

                    (xii)  The execution of any
               guaranty by the entity of another's
               obligations;

                    (xiii) The dissolution and winding
                    up of the Company;

                    (xiv) Approval of the withdrawal of
                    a Manager;

                    (xv) Appointment of a new Manager;

                    (xvi) Continuation of the Company
               in accordance with Section 16.1(d);                   .

                    (xvii) The acquisition of any real
                    property;

                    (xviii) Developing a Project other
                    than an Alzheimer's facility;

                    (xix) The engagement of the Manager
               or any Affiliate thereof to enter into a transaction with, or to provide goods, materials, or services to the entity
               (except to the extent that such
               transaction is expressly permitted by
               the terms of this Agreement or the
               written contracts contemplated hereby);
               and

                    (xx) The issuance of any equity
               securities by the Company or the
               Partnership.

          11.8 Reimbursement and Compensation. Except as otherwise provided herein, the Managers will be entitled to be reimbursed for direct payment of all reasonable and necessary business expenses incurred in the administration of the Company.
     Notwithstanding anything in this Agreement to the contrary, the Company shall not pay nor reimburse either of the Managers for:

               (a) any compensation, salary or salary-
          related expenses, or other remuneration, however designated, paid to, or incurred by Craig W. Spaulding, Jerry Erwin, or Thilo
          Best, in rendering any services to and on behalf of the

          Company under this Agreement.

               (b) the Manager's overhead, such as rent or depreciation, utilities, and capital expenditures, or any other indirect costs incurred by the Manager in maintaining its corporate offices;

               (c) any services rendered by the Manager or its Affiliates pursuant to a separate agreement between such persons and the Company, providing separately for payment for such services; or

               (d) any compensation, salary or salary-
          related expenses, or other remuneration, however designated, paid to, or incurred by, the employees of the Manager or any Affiliate thereof in rendering services to or on behalf of the Company (exclusive of services covered by subparagraph (c) above, which are to be handled as provided for therein) or any goods, services, or products not purchased for the exclusive use of the Company, except to the extent that such arrangements are disclosed to Emeritus in advance and approved by it.

     12. Status of Members.

          12.1 No Participation in Management. Except as specifically provided in Section 11.7 above, no Member shall take part in the conduct or control of the Company's business or the management of the Company or have any right or authority to act for or on the behalf of or otherwise bind, the Company
     (except a Member who may also be a Manager and then only in such Member's capacity as a Manager within the scope of such Member's authority hereunder).


          12.2 Limitation of Liability. No Member shall have, solely by virtue of such Member's status as a Member in the Company, any personal liability whatever, whether to the Company, to any Members, or to the creditors of the Company, for the debts or obligations of the Company or any of its losses beyond the amount committed by such Member to the capital of the Company, except as otherwise required by the Act.

          12.3 Death or Incapacity of Non-Manager
     Member. The death, incompetence, withdrawal, expulsion, bankruptcy, or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company. Upon the occurrence of such event, the rights of such Member to share in the Net Income and Net Loss of the Company, to receive distributions from the Company, and to assign an interest in the Company pursuant to Section 14.3 below shall, on the happening of such an event, devolve upon such Member's executor, administrator, guardian, conservator, or other legal representative or successor as the case may be, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company. However, in any such event, such legal representative or successor, or any assignee of such legal representative or successor, shall be admitted to the Company as a Member only in accordance with and pursuant to all of the terms and conditions of Section 14.4 hereof

          12.4 Recourse of Members. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and such Member's Capital

     Contribution thereto and share of Net Income and Net Loss thereof and shall have no recourse therefor, upon dissolution or otherwise, against any Manager or any other Member.

          12.5 No Right to Proper r. No Member,
     regardless of the nature of such Member's contributions to the capital of the Company, shall have any right to demand or receive any distribution from the Company in any form other than cash, upon dissolution or otherwise.

       13.           Books and Records, Accounting,
       Reports and Statements, and Tax Matters.

            13.1 Books and Records. The Managers shall, at the expense of the Company, keep and maintain, or cause to be kept and maintained, the books and records of the Company on the same method of accounting as utilized for federal income tax purposes.

            132 Annual Accounting Period. All books and records of the Company shall be kept on the basis of an annual accounting period ending
       December 31 of each year, except for the final accounting period which shall end on the date of termination of the Company. All references herein to the "fiscal year of the Company" are to the annual accounting period described in the preceding sentence, whether the same shall consist of twelve months or less.

            133 Managers' Reports to Members. The
       Managers shall send, at Company expense, to each Member the following:

                 (a) Within seventy-five (75) days
            after the end of each fiscal year of the Company, such information as shall be necessary for the preparation by such Member of such Member's federal income tax return which shall include a computation of the distributions to such Member and the allocation to such Member of profits or losses as the case may be; and

                 (b) Within forty-five (45) days after
            the end of each fiscal quarter of the
            Company, a quarterly report, which shall include:

                      (i) A balance sheet;

                      (ii) A statement of income and
                      expenses;

                      (iii) A statement of changes in
                      Member's capital; and

                      (iv)    A statement of the
                 balances in the Capital Accounts of
                 the Members.

            13.4 Right to Examine Records. Members
       shall be entitled, upon written request directed to the Company, to review and copy at such Members' expense the records of the Company at all reasonable times and at the location where such records are kept by the Company.

            13.5 Tax Matters Partner. Should there be any controversy with the Internal Revenue
       Service or any other taxing authority involving the Company, the Managers may expend such funds as they deem necessary and advisable in the interest of the Company to resolve such controversy satisfactorily, including, without being limited thereto, attorneys' and accounting fees. Aurora Bay
       Investments, L.L.C. is hereby designated as the 'Tax Matters Partner" as referred to in Section
       6231(a)(7)(A) of the Code and is specially authorized to exercise all of the rights and powers now or hereafter granted to the Tax
       Matters Partner under the Code.

         Any cost incurred in the audit by any
    governmental authority of the income tax returns of a Member (as opposed to the company) shall not be a Company expense. The Managers agree to consult with and keep the Members advised with respect to (i) any income tax audit of a Company income tax return, and (ii) any elections made by the Company for federal, state, or local income tax purposes.

         13.6 Tax Returns. The Managers shall, at
    Company expense, cause the Company to prepare and file a United States Partnership Return of Income and all other tax returns required to be filed by the Company for each fiscal year of the Company.

         13.7 Tax Elections. The Managers shall be permitted in its discretion to determine whether the Company should make an election pursuant to
    Section 754 of the Code to adjust the basis of the assets of the Company. Each of the Members shall, upon request, supply any information necessary to properly give effect to any such election. In addition, the Manager, in its sole discretion, shall be authorized to cause the Company to make and revoke any other elections for federal income tax purposes as they deem appropriate, necessary, or advisable.

     14. Transfers of Company Interests; Withdrawal and
     Admission of Members

          14.1 General Provision. No Member may
     voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of or mortgage, pledge, hypothecate, or otherwise encumber, or permit or suffer any encumbrance of all or any part of such Member's interest in the Company, except as provided in this Section 14. Any other purported sale, transfer, assignment, pledge, or encumbrance shall be null and void and of no force or effect whatsoever. Notwithstanding anything in this agreement to the contrary, each of the Members is authorized to grant to Emeritus a first priority and exclusive security interest in such Members
     Interest in the Company to secure the Company's performance under the Credit Agreement and related documents.

          14.2 Withdrawal of Member. A Member shall have no power to withdraw voluntarily from the Company, except that a Member may withdraw upon written approval of a majority of the non-withdrawing Members voting by Percentage
     Interests, which approval shall include the terms for redemption by the Company of the Interest of such Member.

            14.3 Transfer by Members.

                 (a) Subject to any restrictions on
            transferability required by law or
            contained elsewhere in this Agreement, a Member may transfer such Member's entire interest in the Company upon satisfaction of the following conditions:

                      (i) The transfer shall be
                 approved in writing by the

                 Members and Emeritus, which approvals
                 may be granted or denied in their sole
                 discretion.

                      (ii) The transferor and
                 transferee shall have executed and
                 acknowledged such reasonable and
                 customary instruments as the Members
                 may deem necessary or desirable to
                 effect such transfer; and

                      (iii) The transfer does not
                 violate any applicable law or
                 governmental rule or regulation,
                 including, without limitation, any
                 federal or state securities laws.

                 (b) At the time of a transfer of any
            Member's interest, whether or not such
            transfer is made in accordance with this
            Section 14.3, all the rights possessed as a Member in connection with the transferred interest, which rights otherwise would be held either by the transferor or the transferee, shall terminate against the
            Company unless the transferee is admitted to the Company as a Substitute Member pursuant to the provisions of Section 14.4 hereof; provided, however, that if the transfer is made in accordance with this
            Section 143, such transferee shall be
            entitled to receive distributions to which his transferor would otherwise be entitled from and after the effective date of such transfer, which date shall be specified by the Managers and shall be no later than the last day of the calendar month following the first calendar month during which the Managers have received notice of the transfer and all conditions precedent to such transfer provided for in this Agreement have been satisfied. 'The Company and the Managers shall be entitled to treat the transferor as the recognized owner of such interests until such effective date and shall incur no liability for distributions made in good faith to the transferor prior to the effective date.

                  (c) Notwithstanding any other
             provision of this Agreement, a Member may not transfer such Member's interest in any case if such a transfer, when aggregated with all other transfers within a twelve
             (12)-month period, would cause the
             termination of the Company as a
             partnership for federal income tax
             purposes pursuant to Section 708 of the
             Code, unless such transfer has been
             previously approved by the Manager.

          14.4 Admission of Transferees as Members

               (a) No transferee of a Member shall be
          admitted as a Member unless a11 of the
          following conditions have been satisfied: .

                    (i) The transfer complies with
                    Section 14.3;

                    (ii) The prospective transferee has
               executed an instrument, in form and
               substance satisfactory to the Manager,
               accepting and agreeing to be bound by
               all the terms and conditions of this
               Agreement, including the power of
               attorney set forth in Section 17 hereof
               and has paid all expenses of the Company in effecting the transfer;

                    (iii) All requirements of the Act
               regarding the admission of a
               transferee Member have been complied
               with by the transferee, the transferring
               Member, and the Company; and

                    (iv) Such transfer is effective in
               compliance with all applicable state and federal securities laws.

               (b) In the event of a transfer complying with all the requirements of Section 14.3 hereof. and the transferee being admitted as a Member pursuant to this Section 14.4, the Manager, for itself and for each Member pursuant to the Power of Attorney granted by each Member, shall execute an amendment to this Agreement and file any necessary amendments to the articles of organization for the Company. Unless named in this Agreement, as amended from time to time, no person shall be considered a Member.

          14.5 Admission of Additional Members.
     Additional Members of the Company may be admitted if a proposed additional Member desires to purchase an Interest from the Company, such purchase may be made and the admission of the additional Member shall become effective only if approved by unanimous vote of the existing Members and Emeritus and compliance with the provisions of this Section 14.5 and 14.4(a)(ii), (iii), and (iv) hereof. Notwithstanding anything in this Agreement to the contrary, Emeritus will be admitted, without requiring additional consents or approvals of the Members or the Managers or the taking of any other action, as substitute or additional
     Member, should it exercise its rights to acquire the Interest of a Member pursuant to the pledge given to Emeritus to secure performance under the Credit Agreement. There are no additional conditions to Emeritus' admission to the Company under those circumstances. The Company will, however, cause an amendment to this Agreement to be promptly prepared to evidence Emeritus' decision to acquire such equity interest in the Company. Emeritus' rights as a new Member are, however, not contingent upon the Company's preparing such an amendment;

     15. Resignation and Admission of Manager.

          15.1 Resignation of Manager. A Manager shall not be entitled to resign as Manager. Moreover, if a Manager resigns in contradiction to this prohibition, such resigning Manager shall be liable to the Company for any and all damages, liabilities, costs, and expenses incurred by the Company or the other Members as a result of such resignation.

          15.2 Death or Incompetency of Manager. A
     Manager shall cease to be a Manager upon the death, incompetency, bankruptcy, or dissolution of such Manager.

          15.3 Removal of a Manager. A Manager that is a Member may be removed as a Manager upon the unanimous written approval of the remaining
     Members. A Manager that is not a Member may be removed as a Manager upon the unanimous written approval of Members, provided any Member which is owned in whole or in part by the Manager sought to be removed shall not be entitled to vote on such Manager's removal, and the unanimous written approval of the remaining Members shall be necessary and sufficient to remove such Manager.
     Removal of a Manager who is a Member of the Company, pursuant to this Section 15.3, shall not affect such Manager's interest as a Member of the Company, if any.

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

          15.4 Appointment of a New or Replacement
     Manager. A new or replacement Manager may be appointed with the written approval of Members holding a majority of the Percentage Interests of the Company and by Emeritus, provided, however, that at all times there must be at least one
     Manager in the Company.

          15.5 Automatic Removal of a Manager. In the
     event Craig W. Spaulding ceases to be a Member of
     Aurora Bay Investments, L.L.C. for any reason, he
     shall simultaneously cease to be a Manager. In the
     event Erwin Investors I,    L.L.C. ceases to be a
     Member of Aurora Bay Investments, L.L.C. for any reason, Jerry Erwin shall simultaneously cease to be a Manager.

     16. Dissolution, Winding Up, and Termination

          16.1 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of any of the following events:

               (aj Expiration of the term of the
          Company stated in Section 6 hereof;

               (b) Entry of a decree of administrative
          or judicial dissolution pursuant to the Act;

               (c) The sale or other disposition of all or substantially all of the assets of the Company;

               (d) The death, incompetence, withdrawal, expulsion, resignation, removal, bankruptcy, or dissolution of the last remaining Manager of the Company, unless (i) within 120 days of such occurrence, Members owning at least a majority of Percentage Interests in the Company, consent to the appointment of a new
          Manager(s) in accordance with Section 15.4, in which case the business of the Company shall be carried on by the newly appointed
          Manager(s);

               (e) The unanimous written approval of
               the Members to dissolve.

          16.2 Winding Up.

               (a) Upon dissolution of the Company for
          any reason, the Managers shall commence to wind up the affairs of the Company and to liquidate its assets. In the event the Company has terminated because the Company lacks a Manager, then the remaining Members shall appoint a new Manager solely for the purpose of winding up the affairs of the Company. The Managers shall have the full right and unlimited discretion to determine the time, manner, and terms of any sale or sales of Company Property pursuant to such liquidation. Pending such sales., the
          Managers shall have the right to continue to operate or otherwise deal with the assets of the Company. A reasonable time shall be allowed for the orderly winding up of the business of the Company and the liquidation of its assets and the discharge of its liabilities to creditors so as to enable the Managers to minimal the normal losses attendant upon a liquidation, having due regard to the activity and condition of the relevant markets for the Company properties and general financial and economic conditions. .

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

               (b) The Managers shall cause the
          proceeds from the sale and liquidation of the Company's property to be applied and distributed in the following order:

                    (i) First to the payment and
               discharge of all of the Company's debt
               and liabilities to creditors, including
               payments of any Project Loans and
               Subsidiary Loans and other loans from
               Members and their affiliates, and all
               expenses of liquidation;

                    (ii) Second, after giving effect to
               all the allocations required to be made
               under this Agreement, to Members in
               proportion to their Capital Account
               balances; and

                    (iii) Thereafter, the balance, if
                any, to the Members in proportion to
                their Percentage Interests.

                (c) It is intended and anticipated that
           the amount of case distributed upon a
           termination or dissolution of the Company should equal the sum of the Members' Capital
           Accounts after adjustments of such balance in accordance with Sections 7 and 8 hereof.

           16.3 Certificate of Cancellation; Report;
      Termination. Upon the dissolution and completion of winding up of the Company, the Managers shall execute and file a certificate of cancellation for the Company. Within a reasonable time following the completion of the liquidation of the Company's assets, the Managers shall prepare and furnish to each Member, at the expense of the Company, a statement which shall set for the assets and liabilities of the Company as of the date of complete liquidation and the amount of each Member's distribution pursuant to Section
      162 hereof Upon completion of the liquidation and distribution of all Company funds, the Company shall terminate, and the Managers shall have the authority to execute and file all documents required to effectuate the termination of the Company.

      17. Special and Limited Powers of Attorney

               (a) The Managers shall at all times
          during the existence of the Company have a special and limited power of attorney as the authority to act in the name and on the behalf of each Member to make, execute, swear to, verify, acknowledge, and file the following documents and any other .documents deemed by the Managers to be necessary for the business of the Company;

               (b) This Agreement, any separate
          certificate of formation, fictitious business name statements, as well as any amendments to the foregoing which under the laws of any state are required to be fled or which the Managers deem it advisable to file;

                (c) Any other instrument or document
           which may be required to be filed by the Company under the laws of any state or by any governmental agency or which the Managers deem advisable to file; and

                (d) The special and limited power of
           attorney granted to the Manager hereby:

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

                     (i) Is a special and limited power
                of attorney coupled with an interest,
                is irrevocable, shall survive the
                dissolution or incompetency of the
                granting Members and is limited to
                those matters herein set forth;

                    (ii) May be exercised by the
               Managers(or by any authorized officer of the Manager, if not a natural person) for each Member by referencing the list of Members on Appendix A and executing any instrument with a single signature acting as attorney-in-fact for all of them;

                    (iii) Shall survive a transfer by a
               Member of such Member's interest in the
               Company pursuant to Section 14.3 hereof
               for the sole purpose of enabling the
               Managers to execute, acknowledge, and
               file any instrument or document
               necessary or appropriate to admit a
               transferee as a Member; and

                    (iv) Notwithstanding the foregoing,
               in the event that a Manager ceases to be a Manager in the Company, the power of attorney granted by this Section 17 to such Manager shall terminate immediately; but any such termination shall not affect the validity of any documents executed prior to such termination or any other actions previously taken pursuant to this power of attorney or in reliance upon its validity, all of which shall continue to be valid and binding upon the Members in accordance with their terms.

     18. Amendments. Except as otherwise provided by law, this Agreement may be amended in any respect by the unanimous written approval of the Members and Emeritus.

     19. Miscellaneous.

         19.1 Notices. Any notices or communications required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered (i) upon receipt if delivered personally or (ii) upon deposit in the United States Mail, certified, return receipt requested, postage prepaid, addressed to the Members, as the case may be, or (iii) upon receipt of a facsimile transmission, at the following addresses and/or facsimile numbers:

                 Aurora Bay I, L.L.C.
             Attention: Craig W. Spaulding
                   5720 LBJ  Freeway
                Suite 450, Lock Box 16
                  Dallas, Texas 75240
                  Phone: 972-458-0025
                  Fax #: 972-458-2233

            Aurora Bay Investments, L.L.C.
             Attention: Craig w. Spaulding
                   5720 LBJ Freeway
                Suite 450, Lock Box 16
                  Dallas, Texas 75240
                          22

                 Phone:  972-458-0025
                  Fax #: 972-458-2233

               Erwin Investors I, L.L.C.
                Attention:  Jerry Erwin
                 9817 N.E. 54th Street
              Vancouver, Washington 98662
                  Phone: 360-254-9442
                  Fax #: 360-254-1770

                Mr. Craig W. Spaulding
                   5720 LBJ Freeway
                Suite 450, Lock Box 16
                  Dallas, Texas 75240
                  Phone: 972-458-0025
                  Fax #: 972-458-2233

                    Mr. Jerry Erwin
                 9817 N.E. 54th Street
              Vancouver, Washington 98662
                  Phone: 360-254-9442
                  Fax #: 360-254-1770

          19.2 Entire Agreement. This Agreement
          constitutes the entire agreement
     among the parties and supersedes any prior agreement or understandings among them, oral or written, all of which are hereby cancelled. This
     Agreement may not be modified or amended other than pursuant to Section 18 hereof.

           19.3 Captions: Pronouns. The paragraph and section titles or captions contained in this Agreement are inserted only as a matter of convenience of reference. Such titles and captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any provision hereof All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identify of the person or persons may require.

           19.4 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and that same agreement. Delivery of any executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an executed original counterpart of this Agreement.

          19.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington.

         19.6 Expiration of Emeritus' Rights. The rights granted to Emeritus will expire and be of no further force and effect if the following conditions is satisfied: (i) Emeritus does not exercise its right to convert the Emeritus
     Corporation Loan into an equity interest in the Company prior to the expiration of such right under the Convertible Promissory Note, and (ii) the Managers discharge, and each of the Members discharges, in full any and all obligations it owes to Emeritus under the Credit Agreement, the Convertible Promissory Note, and any and all other documents executed in connection therewith.

     IN WITTINESS WHEREOF the parties have executed this Agreement as of the date first hereinabove written.

                              MEMBERS:

                              Aurora Bay Investments,
                              L.L.C., a
                              Washington limited
                              liability company

                              By:  /s/ Craig W.
                              Spaulding
                                     ------------------
                              -------------------
                                          Craig W.
                              Spaulding, Manager

                              By:  /s/ Jerry Erwin
                                      -----------------
                              ------------------
                                        Jerry Erwin,
                              Manager


                              ERWIN INVESTORS I,
                              L.L.C.,  a Washington
                              limited liability company

                              By:  /s/ Jerry Erwin

                                      -----------------
                              ---------------

                                      Jerry Erwin,
                              Manager






















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